SWISS RE FINANCIAL PRODUCTS CORPORATION
55 East 52nd Street
New York, New York 10055
Fax: (917) 322-7201/Phone: (212) 407-7322

DATE:	August 31, 2007

TO:	Supplemental Interest Trust, Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N c/o U.S. Bank, National Association One Federal Street, 3rd Floor Boston, MA 02110 ("Party B")

FROM:	Swiss Re Financial Products Corporation (“Party A”)

RE:	Swap Transaction

Dear Sir or Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of August 31, 2007, as amended and supplemented from time to time (the “Agreement”) between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1.	The Swap Transaction to which this Confirmation relates is a Rate Swap Transaction, the terms of which are as follow:

General Terms

Trade Date:	August 28, 2007

Effective Date:	September 25, 2007

Termination Date:	August 25, 2012, subject to adjustment in accordance with the Following Business Day Convention

Notional Amount:	See Amortization Schedule, Schedule A

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Period End Dates:	The 25th day of each month of each year, commencing on October 25, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate Payer Payment Dates:	Early Payment, one (1) Business Day preceding each Fixed Rate Payer Period End Date.

Fixed Rate:	See Amortization Schedule, Schedule A

Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Period End Dates:	The 25th day of each month of each year, commencing on October 25, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment, one (1) Business Day preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Day:
Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in (1) the city in which the Corporate Trust Office of Party B is located or (2) the States of New York, Colorado or Illinois are closed.

Floating Rate Payer Upfront Payment:
USD 1,565,000; Party A shall pay Lehman Brothers Holdings Inc (for the benefit of Party B) the Floating Rate Payer Upfront Payment on or prior to August 31, 2007. This Floating Rate Payer Upfront Payment and the payment due on the same date under confirmation Ref No. 1864820 (each between Party A and Party B) is reflected in the net amount of USD 1,499,130 payable to Lehman Brothers Holdings Inc. (for the benefit of Party B) on the same date as reflected herein.

2.	Procedural Terms:

	Calculation Agent:	Party A

	Offices:	The Office of Party A for the Swap Transaction is New York

Account Details:

	Payments to Party A:	JPMorgan Chase Bank SWIFT: CHASUS33 Account of: Swiss Re Financial Products Account No.: 066-911184 ABA# 021000021

	Payments to Party B:	U.S. Bank Corporate Trust Services ABA# 091-000-022 DDA# 173-103-321-118 Ref: LXS 2007-16N, Group 2 Attn: J. Byrnes

	Payments to Lehman Brothers Holdings Inc:	Citibank ABA: 021000089 Acct: 4061-5624 Acct Name: Lehman Brothers Inc. Ref: LXS 2007-16N, Group 2 Attn: Frank Affronti

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Confirmation and returning it to us by facsimile to:

Swiss Re Financial Products Corporation
Attention: Derivatives Documentation
Fax: (917) 322-7201 Phone: (212) 407-7322

SWISS RE FINANCIAL PRODUCTS CORPORATION

By:

Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

SUPPLEMENTAL INTEREST TRUST,
Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N

By: U.S. Bank, National Association, not in its individual capacity, but solely as Trustee

By:

Name:
Title:

SCHEDULE A to the Confirmation dated as of August 31, 2007,
Re: Reference Number 1864746
Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention

From and including	To but excluding	Notional Amount (USD)	Fixed Rate
9/25/2007	10/25/2007	1,090,344,997.00	5.41%
10/25/2007	11/25/2007	1,054,351,476.00	5.38%
11/25/2007	12/25/2007	1,019,554,920.00	4.77%
12/25/2007	1/25/2008	985,915,249.00	4.77%
1/25/2008	2/25/2008	953,393,732.00	4.73%
2/25/2008	3/25/2008	921,952,944.00	4.68%
3/25/2008	4/25/2008	891,556,721.00	4.54%
4/25/2008	5/25/2008	862,170,116.00	4.51%
5/25/2008	6/25/2008	833,759,359.00	4.47%
6/25/2008	7/25/2008	806,291,817.00	4.50%
7/25/2008	8/25/2008	779,735,956.00	4.51%
8/25/2008	9/25/2008	754,061,302.00	4.53%
9/25/2008	10/25/2008	724,390,410.00	4.58%
10/25/2008	11/25/2008	695,893,089.00	4.61%
11/25/2008	12/25/2008	668,522,689.00	4.63%
12/25/2008	1/25/2009	642,234,425.00	4.66%
1/25/2009	2/25/2009	616,985,300.00	4.69%
2/25/2009	3/25/2009	592,734,031.00	4.71%
3/25/2009	4/25/2009	569,440,986.00	4.72%
4/25/2009	5/25/2009	547,068,113.00	4.74%
5/25/2009	6/25/2009	525,578,877.00	4.76%
6/25/2009	7/25/2009	504,938,204.00	4.78%
7/25/2009	8/25/2009	485,112,416.00	4.80%
8/25/2009	9/25/2009	466,069,179.00	4.84%
9/25/2009	10/25/2009	444,542,380.00	4.93%
10/25/2009	11/25/2009	424,013,611.00	4.94%
11/25/2009	12/25/2009	404,436,434.00	4.96%
12/25/2009	1/25/2010	385,766,576.00	4.97%
1/25/2010	2/25/2010	367,959,987.00	4.99%
2/25/2010	3/25/2010	350,975,749.00	5.00%
3/25/2010	4/25/2010	334,773,457.00	5.02%
4/25/2010	5/25/2010	319,318,491.00	5.03%
5/25/2010	6/25/2010	304,571,901.00	5.05%
6/25/2010	7/25/2010	290,507,748.00	5.06%
7/25/2010	8/25/2010	277,094,620.00	5.08%
8/25/2010	9/25/2010	257,665,498.00	5.09%
9/25/2010	10/25/2010	245,789,159.00	5.11%
10/25/2010	11/25/2010	234,462,322.00	5.12%
11/25/2010	12/25/2010	223,657,220.00	5.14%
12/25/2010	1/25/2011	213,351,827.00	5.15%
1/25/2011	2/25/2011	203,521,155.00	5.17%
2/25/2011	3/25/2011	194,143,961.00	5.18%
3/25/2011	4/25/2011	185,199,249.00	5.20%
4/25/2011	5/25/2011	176,666,063.00	5.21%
5/25/2011	6/25/2011	168,524,999.00	5.23%
6/25/2011	7/25/2011	160,758,180.00	5.24%
7/25/2011	8/25/2011	153,347,072.00	5.26%
8/25/2011	9/25/2011	146,262,312.00	5.27%
9/25/2011	10/25/2011	139,465,411.00	5.29%
10/25/2011	11/25/2011	132,920,753.00	5.31%
11/25/2011	12/25/2011	126,662,624.00	5.32%
12/25/2011	1/25/2012	72,316,077.00	5.34%
1/25/2012	2/25/2012	68,961,746.00	5.35%
2/25/2012	3/25/2012	65,769,139.00	5.36%
3/25/2012	4/25/2012	62,522,712.00	5.38%
4/25/2012	5/25/2012	59,059,452.00	5.39%
5/25/2012	6/25/2012	54,765,778.00	5.40%
6/25/2012	7/25/2012	47,021,796.00	5.41%
7/25/2012	8/25/2012	7,764,962.00	5.42%